EXHIBIT 99.1

Tuesday Morning Corporation Reports Second Quarter Same Store Sales Gain of 5.6%

DALLAS, Jan. 8, 2013 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES) today reported net sales for the second quarter ended December 31, 2012 were $285.3 million compared to $273.1 million for the quarter ended December 31, 2011, an increase of 4.5%. Comparable store sales for the quarter ended December 31, 2012 increased by 5.6% comprised of a 5.3% increase in average ticket and a 0.3% increase in traffic. For the six-month period ended December 31, 2012, net sales were $458.1 million compared to $443.7 million during the same period last year. Comparable store sales for the six-month period ended December 31, 2012 increased 3.2%.

Brady Churches, President and Chief Executive Officer stated, "We are pleased with the Company's second quarter sales results, which reflect healthy demand for textiles and cool weather merchandise, enthusiastic customer response to our November and December events, and stronger company-wide merchandising strategies. Additionally, we expect to incur a one-time charge in our fiscal second quarter for strategic adjustments, predominantly inventory valuation, enabling us to end the quarter with a cleaner inventory balance and better positioning us for the quarters ahead. We will discuss the details of these adjustments on our earnings call in two weeks."

Tuesday Morning also reported that, commencing with this second quarter sales report, the Company will no longer provide net income estimates with sales figures, but will instead consolidate all such reporting in its earnings reports.

Tuesday Morning Corporation's management will hold a conference call to review second quarter financial results on January 22, 2013 at 4:00 p.m. Central Time.  The Company will release second quarter results prior to the call. A real-time webcast of the call will be available in the Investor Relations section of Tuesday Morning Corporation's web site at http://www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required).

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 843 stores in 43 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other "forward-looking" information.

Reference is hereby made to "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2012 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of current economic conditions; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; and our ability to generate strong holiday season sales. The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

CONTACT: INVESTOR CONTACT:
         Stephanie Bowman
         Chief Financial Officer
         TUESDAY MORNING CORPORATION
         972-934-7251

         MEDIA CONTACT:
         Jennifer Habicht / Jonathan Morgan
         Perry Street Communications
         214-965-9955